Exhibit 3.138

CERTIFICATE OF INCORPORATION
OF
NEXTEL RETAIL STORES, INC.

A STOCK CORPORATION

I, Christie A. Hill, for the purpose of incorporating aid organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST:  The name of the corporation (the “Corporation”) is:

NEXTEL RETAIL STORES, INC.

SECOND:  The address of the Corporation’s registered office In the State of Delaware Is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, in the City of Wilmington, County of New Castle, Delaware. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares which the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, without par value.

FIFTH:  Elections of directors need not be by written ballot except and to the extant provided in the bylaws of the Corporation.

SIXTH:  To the full extent permitted by the General Corporation Law of the State of Delaware, or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation.  Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH:  Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Seventh. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH:  In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

NINTH:  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

TENTH:  The name and mailing address of the solo incorporator is Christie A. Hill, 2001 Edmund Halley Drive, Reston, VA 20191.

ELEVENTH:  The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

NAME	MAILING ADDRESS
Scott Hoganson	2001 Edmund Halley Drive Reston, VA 20191
Leonard J. Kennedy	2001 Edmund Halley Drive Reston, VA 20191
Christie A. Hill	2001 Edmund Halley Drive Reston, VA 20191

IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 31st day of January, 2001.

/s/ Christie A. Hill
Christie A. Hill, Sole Incorporator

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware (“DGCL”), Nextel Retail Stores, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.
The Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on January 31, 2001.

2.
In a written action taken by the Board of Directors of the Company without a meeting as permitted by Section 141 of the DGCL, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and resolving to place the amendment before the Sole Stockholder for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Company be amended by striking out the paragraph that reads, “FOURTH: The total number of shares that the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, without par value,” and by substituting in lieu of such paragraph a new paragraph, which shall be and read as follows, “FOURTH: The total number of shares that the Corporation shall have authority to issue is two-thousand one-hundred (2,100) shares of Common stock, without par value.”

3.
Thereafter, pursuant to resolution of its Board of Directors, the Sole Stockholder took written action without a meeting under Section 228 of the DGCL in which the Sole Stockholder approved the amendment proposed in the resolution of the Board of Directors.

4.
Said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, said Nextel Retail Stores, Inc. has caused this certificate to be signed by Matthew C. Weed, an authorized officer, this 22nd day of December 2003.

NEXTEL RETAIL STORES, INC.

Name:	/s/ Matthew C. Weed
Matthew C. Weed
Assistant Secretary

STATE OF DELAWARE
CERTIFICATE OF CONVERSION FROM A CORPORATION
TO A LIMITED LIABILITY COMPANY
PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL CORPORATION LAW

1.
The name of the corporation in its original Certificate of Incorporation, and the name of the corporation immediately prior to the filing of this Certificate of Conversion, is Nextel Retail Stores, Inc.

2.	The date on which the original Certificate of Incorporation was filed is January 31, 2001.

3.	The name of the limited liability company into which the corporation is being converted is Nextel Retail Stores, LLC.

4.	The conversion has been approved in accordance with the provisions of Section 266.

IN WITNESS WHEREOF, the undersigned, being an authorized individual of the Company, has executed, signed and acknowledged this Certificate of Conversion this 29th day of December 2003.

/s/ Matthew C. Weed
Matthew C. Weed
Assistant Secretary

STATE OF DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE OF FORMATION

FIRST:	The name of the limited liability company is: Nextel Retail Stores, LLC (the “Company”).

SECOND:
The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the Company’s registered agent at such address is Corporation Service Company.

THIRD:	The Company shall exist in perpetuity from and after the date the Delaware Secretary of State issues this Certificate of Formation, unless dissolved earlier by law or election of the member.

IN WITNESS WHEREOF, the undersigned, being an authorized individual of the Company, has executed, signed and acknowledged this Certificate of Formation this 29th day of December 2003.

/s/ Matthew C. Weed
Matthew C. Weed
Assistant Secretary